Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR’S

We consent to the incorporation by reference in this Registration Statement on form S-8 of our report, dated March 5, 2002, appearing in the Prospectus and Registration Statement, as amended on form S-1 (Registration No. 333-114466) dated July 15, 2004.

PGBH, LLP
Fredericksburg, Virginia
January 4, 2005